UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2017

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2017, The Spectranetics Corporation (the “Company”) announced that Scott Hutton has accepted an appointment as General Manager, Vascular Intervention, effective on January 23, 2017. In this role, Mr. Hutton will report directly to Scott Drake, President and Chief Executive Officer. The Company’s appointment of Mr. Hutton was announced in a press release, dated January 11, 2017, which is attached to this Form 8-K as Exhibit 99.1.

Mr. Hutton, age 45, most recently served as Vice President and General Manager of the Neurosurgery Business Unit of Medtronic plc, a global medical technology, services and solutions company, from April 2012 to the present. In this role, he oversaw the operations of the approximately $1 billion Neurosurgery Business Unit. Prior to joining the Neurosurgery Business Unit, he served in Medtronic’s Navigation Business Unit as Vice President and Business Leader from July 2011 to April 2012 and as Senior Director, Global Marketing from December 2008 to July 2011. Mr. Hutton also held a number of marketing and business development roles of increasing responsibility within Medtronic’s Spinal & Biologics Division from December 2000 until December 2008.

In connection with his appointment, Mr. Hutton will receive an annual base salary of $350,000 and will be eligible to receive a pro-rated cash bonus under the Company’s annual short-term performance-based cash incentive award program for 2017 with a target incentive opportunity of 50% of his pro-rated 2017 base salary. Mr. Hutton will receive a cash sign-on bonus of $140,000; a stock option grant valued at approximately $100,000 that will vest over four years; a restricted stock unit grant valued at approximately $400,000 that will vest over four years; and a performance stock unit grant valued at approximately $200,000 that will vest on December 31, 2019, based on established performance metrics and terms that are consistent with awards granted to the Company’s other executive officers in 2017. He will participate on the same basis as the Company’s other executive officers in the Company’s annual short-term performance-based cash incentive award program and long-term equity incentive program, and it is expected that Mr. Hutton will enter into a severance and change in control agreement with the Company after six months of employment with the Company. These plans and agreements are described in more detail under the heading “Compensation Discussion and Analysis” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2016. Mr. Hutton also will be entitled to participate in the Company’s health and other benefit plans generally available to the Company’s executive officers. Mr. Hutton will be an “at-will” employee of the Company and will have no specified term as General Manager, Vascular Intervention. There are no related person transactions between Mr. Hutton and the Company.

ITEM 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 11, 2017, issued by The Spectranetics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION

Date:	January 11, 2017	By:	/s/ Paul Gardon
Paul Gardon
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 11, 2017, issued by The Spectranetics Corporation.